R O B I N S C H O E N P U B L I C R E L A T I O N S
       526 Penn Street Newtown, PA 18940 t: 215/504-2122 f: 215/504-2123
                          e-m: schoenpr@mindspring.com

FOR IMMEDIATE RELEASE
March 6, 2000

Contacts:  General and Press Inquiries         Investor Inquiries
           -----------------------------       --------------------
           Robin Schoen                        Josh Golomb
           Robin Schoen Public Relations       SmallCaps Online Communications
           215/504-2122                        212/554-4158


             DR. BRIAN MCLEAN RESIGNS FROM MEDIX BOARD OF DIRECTORS
                         Company Files S-8 Registration

Denver, CO -- John Prufeta, CEO of Medix Resources, Inc. [OTCBB:MDIX], today announced that Dr. Brian McLean resigned from the Medix Resources board of directors effective Thursday March 2, 2000. The Company also filed an S-8 registration statement with the Securities and Exchange Commission on March 3, 2000.

Dr. McLean had been a director since April 1999 and an investor in Cymedix Corporation since 1996. Dr. McLean stated personal obligations and time constraints as the reasons for his resignation.

"We are sorry to see Dr. McLean leave the Board," stated Prufeta. "We wish him well in his future endeavors and thank him for his service to the Company."

"Medix and its board have done a terrific job this last two years," stated Dr. McLean. "I am honored to have served with such a distinguished group of professionals. I look forward to the Company's continued success."

The Company also announced that it filed an S-8 registration statement with the Securities and Exchange Commission. This filing included all employee and director stock options issued pursuant to stock option plans and employment agreements dating back to 1988. The total number of shares registered was 9,500,253. Currently, 8,535,253 of such shares are covered by outstanding options

Medix Resources, through Cymedix Lynx Corporation, offers Cymedix.com, a suite of fully-secure, patented Internet communications software products, to the healthcare industry. Additional information about Medix Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling 800/326-8773.

                                      # # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10-KSB/A for 1998, which was filed with the Securities and Exchange Commission on July 23, 1999, and its 1999 third quarter Form 10-QSB, which was filed with the Securities and Exchange Commission on November 10, 1999. This information is available from the SEC or the Company.